Exhibit 99.2

ADUROMED CORPORATION

UNAUDITED and RESTATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

ADUROMED CORPORATION

ADUROMED CORPORATION

BALANCE SHEET (RESTATED AND UNAUDITED)

September 30, 2005
ASSETS
Current assets
Cash	$35,427
Accounts receivable	533,248
Loans receivable	58,947
Prepaid costs	60,537
Costs in excess of billings on uncompleted contracts	36,824
Inventory	65,599
Total current assets	790,582
Property, plant and equipment	17,535
Other assets
Security deposits	4,114
Total other assets	4,114
Total assets	$812,231
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$486,960
Lines of credit payable	450,000
Billings in excess of costs on uncompleted contracts	49,118
Customer advances	341,915
Total current liabilities	1,327,993
Other liabilities
Notes payable	129,300
Notes payable to related parties	435,245
Total other liabilities	564,545
Total liabilities	1,892,538
Stockholders' deficit
Common stock: $.01 par value; 20,000,000 shares authorized; 10,585,600 shares issued and outstanding	105,856
Additional paid-in capital	639,098
Accumulated deficit	(1,825,261)
Total stockholders' deficit	(1,080,307)
Total liabilities and stockholders' deficit	$812,231

ADUROMED CORPORATION

STATEMENT OF OPERATIONS (RESTATED AND UNAUDITED)

Nine months ended September 30, 2005
Revenues
Sales and service revenues	$1,403,202
Cost of sales	959,209
Gross profit	443,993
Operating expenses
Operating expenses	786,326
General and administrative expenses	400,421
Total operating expenses	1,186,747
Other income and expenses
Other income	3
Interest income	4
Interest expense	(56,556)
Total other income and expenses	(56,549)
Net loss before income taxes	(799,303)
Income tax expense	(250)
Net loss	$(799,553)
Basic and diluted net loss per share	$(0.08)
Weighted average number of shares outstanding	9,845,291

ADUROMED CORPORATION

STATEMENT OF CASH FLOWS (UNAUDITED)

Nine months ended September 30, 2005
Cash flows from operating activities:
Net loss	$(799,553)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	3,150
Changes in operating assets and liabilities:
Accounts receivable	(336,817)
Loans receivable	(31,132)
Costs in excess of billings	22,360
Prepaid expenses	(60,537)
Inventories	(3,254)
Accounts payable and accrued liabilities	7,698
Billings in excess of costs	(34,935)
Customer advances	311,553
Net cash used in operations	(921,467)
Cash flows from investing activities:
Purchase of property, plant and equipment	(8,694)
Net cash used in investing activities	(8,694)
Cash flows from financing activities:
Advances from short term loans	450,000
Advances from related party notes	198,776
Proceeds from sale of stock	304,854
Net cash provided by financing activities	953,630
Increase in cash and cash equivalents	23,469
Cash and cash equivalents, beginning of period	11,958
Cash and cash equivalents, end of period	$35,427
Supplemental disclosures of cash flow information:
Cash paid for interest	$56,556
Cash paid for income taxes	$250

ADUROMED CORPORATION

NOTES TO UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The operating results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto for the year ended December 31, 2004.

Subsequent to the publication of the financial statements management revised its estimates of certain asset valuations which had a material impact on the results of operations of the Company. Consequently, these financial statements have been restated to reflect those revised estimates. The valuation placed on the deferred tax asset was previously $393,267 at September 30, 2005, but has been restated as $0 because the future profitability of the Company cannot be assured. This revaluation also applies to the income tax benefits previously reported on the statements of operations, causing an increase in net loss of $137,973 for the nine month period ended September 30, 2005. The Company also reevaluated its accounting for goodwill since the business combination. Goodwill previously stated as $391,899 as of September 30, 2005 has been restated as $0 due to a re-evaluation of the facts and circumstances that existed at the time of the business combination.